SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Municipal Income Fund - Class A Shares
Fiscal period ending:  March 31, 1998
Inception date (if less than 10 years of performance):  May 22,
1989


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1000          $1000
$1000

ERV  =    Ending Redeemable Value       $1053.16  $1306.33
$1898.28

T    =    Average Annual Total Return     5.32%     5.49%
7.50%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $3,881,252

Expenses                      $615,046

Reimbursement                 $ -

Average shares                88,015,535

NAV                           $9.28

Sales Charge                  4.75%

POP                           $9.74

Yield at POP                  %4.62


Fund name: Putnam Municipal Income Fund - Class B Shares
Fiscal period ending:  March 31, 1998
Inception date (if less than 10 years of performance):  January
4, 1993


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1,000    $1,000    $1,000

ERV  =    Ending Redeemable Value       $1050.03  $1310.51
$1867.87

T    =    Average Annual Total Return    5.00%      5.56%
7.31%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $2,365,993

Expenses                      $621,054

Reimbursement                 $ -

Average shares                53,713,622

NAV                           $9.28

Maximum Contingent Deferred
     Sales Charge             5.00%

Yield at NAV                  4.24%
Fund name: Putnam Municipal Income Fund - Class M Shares
Fiscal period ending: March 31, 1998
Inception date (if less than 10 years of performance):  December
1, 1994


                          TOTAL RETURN

Formula   -    Average Annual Total Return:  ERV = P(1+T)       n

N    =    Number of Time Periods        1 Year    5 Years   10
Years*

P    =    Initial Investment       $1000          $1000
$1000

ERV  =    Ending Redeemable Value       $1067.71  $1306.79
$1867.42

T    =    Average Annual Total Return     6.77%    5.50%
7.30%*

          *Life of fund, if less than 10 years


                              YIELD

Formula:

          Interest + Dividends - Expenses
     2 (---------------- +1)(6) -1
          POP x Average shares


Interest and Dividends             $72,040

Expenses                      $14,542

Reimbursement                 $ -

Average shares                1,641,226

NAV                           $9.28

Sales Charge                  3.25%

POP                           $9.59

Yield at POP                  4.43   %